EXHIBIT 99.1

Alpha and Omega Semiconductor Delivers Solid Performance for the Fiscal First Quarter of 2013 Ended September 30, 2012

SUNNYVALE, Calif., Oct. 30, 2012 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), a designer, developer and global supplier of a broad range of power semiconductors, today reported financial results for the fiscal first quarter ended September 30, 2012.

The results for the fiscal first quarter of 2013 ended September 30, 2012 are as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)

	Q1 FY2013	Q4 FY2012	% Change vs. Q4 FY12
Revenue	$ 95.8	$ 94.3	UP	1.6%
Gross Margin	26.7%	26.5%	UP	0.8%
Operating Income	$ 9.8	$ 7.7	UP	26.7%
Net Income	$ 7.9	$ 6.7	UP	18.5%
Earnings Per Share	$ 0.31	$ 0.26	UP	19.2%

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q1 FY2013	Q4 FY2012	% Change vs. Q4 FY12
Revenue	$ 95.8	$ 94.3	UP	1.6%
Gross Margin	26.9%	26.7%	UP	0.7%
Operating Income	$ 11.3	$ 9.2	UP	22.4%
Net Income	$ 9.4	$ 8.2	UP	15.1%
Earnings Per Share	$ 0.36	$ 0.32	UP	12.5%

"I am very pleased to report better than expected earnings and record cash flow from operations during these difficult economic times. This marks the fourth consecutive quarter that we delivered better than expected earnings," said Mike Chang, CEO of AOS. "Although the market remains challenging, AOS has not wavered from its focus of moving into new geographies and high value, higher margin market segments," he continued.

"Our plan is simple: develop new technology platforms to maintain a leadership position and develop new products to diversify into new market segments to become a full-service power semiconductor company. Further accelerating our diversification strategy we have launched the molded chip scale and XSFET™ product families, and are expanding into the IGBT market. In addition, we introduced the new generation of EZBuck™ Power IC family targeting the fast growing Ultrabook as well as server, high-end consumer goods and networking markets."

Non-GAAP gross margin excludes share-based compensation expenses. Non-GAAP operating income, net income and diluted EPS exclude share-based compensation expenses and U.S. GAAP conversion costs. Reconciliations of non-GAAP financial measures to the U.S. GAAP amounts are set forth in the attached schedules.

Recent News Highlights

Oct 29, 2012 - Alpha and Omega Semiconductor Introduces Innovative AlphaMOS(TM) II High Voltage Technology

Oct 24, 2012 - Alpha and Omega Semiconductor Debuts Highly Integrated Power ICs for Next Generation Computing Platforms

Oct 17, 2012 - Alpha and Omega Semiconductor Sets a New Standard With XS Series MOSFET Packaging Technology

Oct 10, 2012 - Alpha and Omega Semiconductor Enters the IGBT Market With Best-in-Class Product Family

Aug 30, 2012 - Alpha and Omega Semiconductor Leads the Way With Industry's First Molded Chip Scale Package

Fiscal Q2, 2013 Business Outlook

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $88 million and $92 million.
  GAAP gross margin is expected to be in the range of 25% plus or minus 1%.
  GAAP operating expense is expected to be in the range of $16.5 million to $17.5 million.
  GAAP operating income is expected to be in the range of 5% to 7% of revenue, and the income tax provision is expected to be in the range of $1.0 million to $1.3 million.

Projected GAAP operating income and net income both include estimated share-based compensation expense of $1.3 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal first quarter ended September 30, 2012 today, October 30, 2012 at 2:00 p.m. PDT / 5:00 p.m. EDT. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, projected amount of revenues, gross margin, operating expenses, operating income, income tax provision, net income, share-based compensation expenses, expectation with respect to the macroeconomic conditions, our ability to achieve profitability, our ability to accelerate technology and product development, expectation with respect to new market opportunities for our products and other information under the section entitled "Fiscal Q2, 2013 Business Outlook". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, our ability to integrate and ramp up production at the Oregon fab facility; the state of semiconductor industry and seasonality of our markets, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 filed on August 31, 2012. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our audited and unaudited consolidated financial statements presented on a basis consistent with the U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating income, net income and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses that are non-cash charges and costs incurred for our U.S. GAAP conversion . We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and non-recurring expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the term used in this press release, non-GAAP net income, does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com/. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011

Revenue	$ 95,761	$ 94,272	$ 83,448
Cost of goods sold	70,228	69,251	62,871
Gross profit	25,533	25,021	20,577
Gross margin	26.7%	26.5%	24.7%
Operating expenses:
Research and development	6,933	7,618	8,394
Selling, general and administrative	8,781	9,656	9,283
Total operating expenses	15,714	17,274	17,677
Operating income	9,819	7,747	2,900

Interest income	17	20	39
Interest expense	(82)	(136)	(27)
Income before income taxes	9,754	7,631	2,912

Income tax expense	1,812	931	773
Net income	$ 7,942	$ 6,700	$ 2,139

Net income per share attributable to common shareholders
Basic	$ 0.32	$ 0.27	$ 0.09
Diluted	$ 0.31	$ 0.26	$ 0.08

Weighted average number of common shares used to compute net income per share
Basic	25,038	24,890	24,472
Diluted	25,884	25,813	25,495

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share, unaudited)

	September 30, 2012	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$ 95,198	$ 82,166
Restricted cash	239	236
Accounts receivable, net	29,378	38,850
Inventories	71,056	65,778
Deferred income tax assets	2,803	2,789
Other current assets	2,687	3,962
Total current assets	201,361	193,781
Property, plant and equipment, net	157,010	158,543
Intangible assets, net	885	1,028
Goodwill	269	269
Deferred income tax assets	10,234	10,061
Other long-term assets	967	2,475
Total assets	$ 370,726	$ 366,157
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings - current portion	$ 3,571	$ 3,571
Accounts payable	32,601	35,646
Accrued liabilities	18,570	21,026
Income taxes payable	2,685	2,349
Deferred margin	393	366
Capital leases - current portion	949	961
Total current liabilities	58,769	63,919
Bank borrowings - long term	15,964	16,429
Income taxes payable - long term	3,627	3,509
Deferred income tax liabilities	1,091	587
Capital leases - long term	847	1,085
Deferred rent	1,286	1,235
Total liabilities	81,584	86,764
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; Issued and outstanding: none at September 30, 2012 and June 30, 2012	--	--
Common shares, par value $0.002 per share:
Authorized: 50,000 shares; Issued and outstanding: 25,314 shares and 25,085 shares at September 30, 2012 and 25,167 shares and 24,938 shares at June 30, 2012	51	50
Treasury shares at cost; 229 shares at September 30, 2012 and June 30, 2012	(2,102)	(2,104)
Additional paid-in capital	162,477	160,602
Accumulated other comprehensive income	1,002	972
Retained earnings	127,714	119,873
Total shareholders' equity	289,142	279,393
Total liabilities and shareholders' equity	$ 370,726	$ 366,157

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
U.S. GAAP gross profit	$ 25,533	$ 25,021	$ 20,577

Share-based compensation:
Cost of goods sold	198	147	81

Non-GAAP gross profit	$ 25,731	$ 25,168	$ 20,658
Non-GAAP gross margin	26.9%	26.7%	24.8%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income to Non-GAAP Operating Income
(in thousands)
(unaudited)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011

U.S. GAAP operating income	$ 9,819	$ 7,747	$ 2,900

Share-based compensation:
Cost of goods sold	198	147	81
Research and development	393	445	259
Selling, general and administrative	850	859	882
Total share-based compensation	1,441	1,451	1,222

U.S. GAAP conversion costs included in selling, general and administrative	--	--	435

Non-GAAP operating income	$ 11,260	$ 9,198	$ 4,557

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income to Non-GAAP Net Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
U.S. GAAP net income	$ 7,942	$ 6,700	$ 2,139

Share-based compensation:
Cost of goods sold	198	147	81
Research and development	393	445	259
Selling, general and administrative	850	859	882
Total share-based compensation	1,441	1,451	1,222

U.S. GAAP conversion costs included in selling, general and administrative	--	--	435

Non-GAAP net income	$ 9,383	$ 8,151	$ 3,796

Non-GAAP diluted EPS	$ 0.36	$ 0.32	$ 0.15

Weighted-average number of shares used in computing non-GAAP earnings per share
Diluted shares	25,884	25,813	25,495
CONTACT: Alpha and Omega Semiconductor Limited
         Investor Relations
         So-Yeon Jeong
         investors@aosmd.com